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                                            EXHIBIT 12.1

                             NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                     STATEMENT OF COMPUTATION OF EARNINGS (DEFICIENCY) AVAILABLE
                           TO COVER FIXED CHARGES AND PREFERRED DIVIDENDS
                                             (Unaudited)
                                            (In thousands)

                                                    Six months
                                                      ended
                                                     June 30,                       Year ended December 31,
                                                 ------------------    -----------------------------------------------------
                                                  1994       1993       1993        1992       1991       1990        1989
                                                 -------    -------    -------    --------    --------   -------    -------

Noble-Historical
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $11,011    $ 8,976    $21,620    $ (5,844)   $(11,285)   $(7,541)   $ (9,286)
Add-fixed charges                                  6,280      2,064      5,715       8,148      14,994      3,450       3,110
Deduct-capitalized interest                                                                     (1,054)      (614)
                                                 -------    -------    -------    --------    --------    -------    --------
      Total                                       17,291     11,040     27,335       2,304       2,655     (4,705)     (6,176)
                                                 -------    -------    -------    --------    --------    -------    --------
Fixed charges:
  Interest and related costs                       5,937      1,910      5,314       7,140      13,408      3,061       2,781
  Amortization of debt expense                       177                    92         678       1,140
  Rental expense factor representative
    of interest factor                               166        154        309         330         446        389         329
                                                 -------    -------    -------    --------    --------    -------    --------
      Total                                        6,280      2,064      5,715       8,148      14,994      3,450       3,110
                                                 -------    -------    -------    --------    --------    -------    --------
Preferred dividends:
  Amount declared                                $ 3,364    $ 3,364    $ 6,728    $  6,728    $    721    $          $
                                                 =======    =======    =======    ========    ========    =======    ========
  Gross-up to pretax based on
    effective tax rate(A)                        $ 4,391    $ 4,032    $ 7,597    $ 6,728     $    721    $          $
                                                 =======    =======    =======    =======     ========    ========   ========

Ratio of earnings to fixed charges
  and preferred dividends                           1.62       1.81       2.05
Deficiency of earnings available to cover
  combined fixed charges and
  preferred dividends                            $          $          $          $ 12,572    $ 13,060    $ 8,155    $  9,286
                                                 =======    =======    =======    ========    ========    =======    ========

Chiles-Historical
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $12,773    $(4,448)   $ 2,795    $(30,738)   $(25,472)   $(2,762)   $(10,531)
Add-fixed charges                                     36      1,689      3,053       6,384       8,412      5,167       8,343
Deduct-capitalized interest                                                                                  (302)
                                                 -------    -------    -------    --------    --------    -------    --------
                                                  12,809     (2,759)     5,848     (24,354)    (17,060)     2,103      (2,188)
                                                 -------    -------    -------    --------    --------    -------    --------
Fixed charges:
  Interest and related costs                                  1,615      2,632       5,456       6,917      4,520       8,199
  Amortization of debt expense                                   28        332         642         758         45          23
  Rental expense factor representative of
    interest factor                                   36         46         89         286         737        602         121
                                                 -------    -------    -------    --------    --------    -------    --------
                                                      36      1,689      3,053       6,384       8,412      5,167       8,343
                                                 -------    -------    -------    --------    --------    -------    --------
Preferred dividends:
  Amount declared                                $ 3,019    $          $ 1,208    $           $           $          $
                                                 =======    =======    =======    ========    ========    =======    ========
  Gross-up to pretax based on
    effective tax rate                           $ 3,191    $          $ 1,744    $           $           $          $
                                                 =======    =======    =======    =======     ========    ========   ========

Ratio of earnings to fixed charges
  and preferred dividends                           3.97                  1.22
Deficiency of earnings available to cover
  combined fixed charges and
  preferred dividends                            $          $ 4,448    $          $ 30,738    $ 25,472    $ 3,064    $ 10,531
                                                 =======    =======    =======    ========    ========    =======    ========


(A) The amounts for fiscal years 1992 and 1991 were not grossed-up as the effective tax rates for these periods were negative.
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


                                                    Six months
                                                      ended
                                                     June 30,               Year ended December 31,
                                                 ------------------    -------------------------------
                                                  1994       1993       1993        1992       1991
                                                 -------    -------    -------    --------    --------

Noble and Chiles-Pro Forma Combined
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $23,784    $ 4,528    $24,415    $(36,582)   $(36,757)
Add-fixed charges                                  6,316      3,753      8,768      14,532      23,406
Deduct-capitalized interest                                                                     (1,054)
                                                 -------    -------    -------    --------    --------
      Total                                       30,100      8,281     33,183     (22,050)    (14,405)
                                                 -------    -------    -------    --------    --------
Fixed charges:
  Interest and related costs                       5,937      3,525      7,946      12,596      20,325
  Amortization of debt expense                       177         28        424       1,320       1,898
  Rental expense factor representative of
    interest factor                                  202        200        398         616       1,183
                                                 -------    -------    -------    --------    --------
      Total                                        6,316      3,753      8,768      14,532      23,406
                                                 -------    -------    -------    --------    --------
Preferred dividends:
  Amount declared                                $ 6,383    $ 3,364    $ 7,936   $   6,728    $    721
                                                 =======    =======    =======   =========    ========
  Gross-up to pretax based on effective
    tax rate (A)                                 $ 7,399    $ 5,964    $ 9,191   $   6,728    $    721
                                                 =======    =======    =======   =========    ========

Ratio of earnings to fixed charges and
    preferred dividends                             2.19       0.85       1.85
Deficiency of earnings available to cover
    combined fixed charges and preferred
    dividends                                    $          $          $          $ 43,310    $ 38,532
                                                 =======    =======    =======    ========    ========
Noble (A), Chiles and Triton-Pro Forma Combined
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $24,689               $24,003
Add-fixed charges                                  6,401                16,852
Deduct-capitalized interest
                                                 -------               -------
      Total                                       31,090                40,855
                                                 -------               -------
Fixed charges:
  Interest and related costs                       5,937                15,554
  Amortization of debt expense                       177                   424
  Rental expense factor representative of
    interest factor                                  287                   874
                                                 -------               -------
      Total                                        6,401                16,852
                                                 -------               -------
Preferred dividends:
  Amount declared                                $ 6,383              $  7,936
                                                 =======              ========
  Gross-up to pretax based on effective
    tax rate                                     $ 7,645              $ 11,080
                                                 =======              ========

Ratio of earnings to fixed charges and
  preferred dividends                               2.21                  1.46
Deficiency of earnings available to cover
  combined fixed charges and preferred
  dividends                                      $                     $
                                                 =======               =======


     A) The amounts for fiscal years 1992 and 1991 were not grossed-up as the effective tax rates for these periods were negative.

     B) Noble historical amounts were adjusted to include the effects of the Western Acquisition as if it had occurred on January 1, 1993.